Exhibit 99.1

Powerus Completes Merger with Aureus Greenway Holdings; Powerus Corporation to Ring Nasdaq Opening Bell, Trading as PUSA

Powerus, a U.S. defense technology company focused on autonomous drones and other unmanned systems, is now publicly traded on Nasdaq.

●	Powerus and Aureus Greenway Holdings completed their previously announced merger, effective October 1, 2026.

●	AGH has been renamed Powerus Corporation, and continues to operate as a public company.

●	Shares continue to trade on Nasdaq under the symbol PUSA. There was no change to the symbol in connection with completion.

Rock Hill, S.C., October 1, 2026 (GLOBE NEWSWIRE) –Autonomous Power Corporation, dba Powerus (“Powerus”), and Aureus Greenway Holdings Inc. (Nasdaq: PUSA) (“AGH”) today announced that they have completed their previously announced merger, effective October 1, 2026.

Powerus merged with and into a newly formed subsidiary of AGH, with Powerus continuing as the surviving entity, and AGH has been renamed Powerus Corporation. Shares of the combined company continue to trade on the Nasdaq Capital Market under the symbol PUSA. AGH adopted that symbol earlier in anticipation of the combination, and there was no change to the symbol in connection with the completion.

“When we agreed to combine with Powerus, the case was simple: a U.S.-headquartered autonomous systems company that was already building and selling,” said Matthew Saker, CEO of AGH. “Today that company is public. That was the point of the transaction.”

“Completing this transaction puts Powerus in a position to build at the scale our customers are asking for,” said Andrew Fox, Chief Executive Officer of Powerus. “Our focus does not change on October 1. The work is the same work.”

“I spent most of my career as the person relying on this equipment in the field,” said Brett Velicovich, Co-Founder of Powerus. “That is the standard we build to, and it does not change because the company has a listing.”

Recent Powerus Milestones

The completion of the merger follows a series of previously announced Powerus developments:

●	A purchase order from a defense prime contractor for the U.S. Department of War, valued at approximately $2.5 million, according to Powerus, for 1,500 U.S.-manufactured FPV aircraft, together with pilot kits and spare parts kits. As previously disclosed, that order does not guarantee future orders, a continuing customer relationship, or program-of-record status.

●	A competitively awarded U.S. Air Force indefinite-delivery/indefinite-quantity (IDIQ) contract for the Company’s Guardian-2 counter-drone interceptor, with a ceiling value of up to $90 million and a term running through mid-2028. An IDIQ contract establishes a maximum value; orders are placed at the government’s discretion and actual awards may be materially less than the ceiling.

●	A limited procurement order from the U.S. Air Force for Guardian-2 Interceptor systems, placed following a successful demonstration. As previously disclosed, that order does not guarantee future orders, a continuing customer relationship, or program-of-record status.

●	Advancement to Phase 3 of the U.S. Army’s xTech Adaptive Strike Competition, following a Phase 2 field evaluation. Participation in a prize competition does not constitute a procurement contract or a commitment to purchase.

●	The launch of a Powerus agriculture division, together with a $60 million, according to Powerus, Australia-New Zealand distribution agreement, including an exclusive agency and distribution agreement with Aerospread Technologies Limited of Napier, New Zealand, and a U.S. partnership with Sprig Aerospace. Distribution agreements establish sales arrangements and do not represent firm purchase commitments.

●	A $30 million, according to Powerus, strategic equity investment in Powerus by Unusual Machines, Inc. (NYSE American: UMAC), deepening the companies’ existing supply and manufacturing relationship.

●	An order placed by Powerus with Unusual Machines valued at more than $5 million, according to Powerus, for U.S.-made, NDAA-compliant components for counter-UAS systems and related drone platforms. This is a purchase by Powerus and does not represent Powerus revenue.

●	A memorandum of understanding with UAV software company Swarmer, Inc. (Nasdaq: SWMR) to explore the technical and operational feasibility of integrating Swarmer’s swarming and coordination software with the Powerus autonomous systems architecture. The collaboration is exploratory; a memorandum of understanding is not a definitive agreement and may not result in one.

●	The establishment of a dedicated Guardian counter-UAS manufacturing facility in the United Arab Emirates, through a multi-year partnership with a regional defense manufacturer. The arrangement does not guarantee any particular level of production, sales, or continuing relationship with the regional partner.

●	Designation by the U.S. Department of War as an industry participant supporting Falcon Peak 26.2, a U.S. Northern Command and Joint Interagency Task Force 401 counter-unmanned aircraft systems experiment at Yuma Proving Ground. Participation as an industry participant in an experiment does not constitute a procurement contract or a commitment to purchase.

●	A limited procurement order from the Ministry of Defence of the Islamic Republic of Pakistan for unmanned aerial systems and associated support, and a strategic memorandum of understanding with senior Pakistani defense officials. No other terms of the order have been disclosed, and the memorandum of understanding is not a definitive agreement and may not result in one.

About Powerus

Powerus (formerly Autonomous Power Corporation) builds and scales unified autonomous systems designed to move, protect, and sustain critical assets in high-risk environments, with capabilities spanning heavy-lift platforms, autonomous air systems, autonomous maritime systems, mission systems, training and support, and U.S.-based manufacturing. Powerus completed its previously announced merger with AGH on October 1, 2026. Learn more at power.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “potential,” or “continue” or negatives of such terms or other comparable terminology. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. All forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements.

As to the business combination between Powerus and AGH, these statements include, without limitation, the anticipated benefits of the merger; future financial and operating results; the plans, objectives, expectations and intentions of either company or of the combined company following the merger; anticipated future results of either company or of the combined company following the merger; and the anticipated benefits and strategic and financial rationale of the merger and other statements that are not historical facts.

As to the previously announced developments described in this release, such factors include, among others: (1) that the U.S. Air Force IDIQ contract establishes a ceiling value only, that orders are placed at the government’s discretion, that actual orders may be materially less than the ceiling or may not be placed at all, and that the contract is subject to termination for convenience, funding contingencies and task-order variability; (2) that the previously disclosed limited procurement orders do not guarantee future orders, a continuing customer relationship, or program-of-record status; (3) that advancement in the xTech Adaptive Strike Competition does not constitute a procurement contract and may not result in any award or purchase; (4) that the Agriculture division distribution agreements with Aerospread Technologies Limited and Sprig Aerospace establish sales arrangements rather than firm purchase commitments, that stated values may not be realized in whole or in part, and that realization depends on end-customer demand, regulatory approvals and counterparty performance; (5) that required export licenses, authorizations or other governmental consents may be delayed, denied or made subject to conditions; (6) that the memorandum of understanding with Swarmer, and the memorandum of understanding with Pakistani defense officials, may not result in definitive agreements or produce any commercial benefit; (7) that the United Arab Emirates manufacturing arrangement does not guarantee any particular level of production, sales, or continuing relationship with the regional partner; (8) that designation as a Falcon Peak 26.2 industry participant does not constitute a procurement contract or a commitment to purchase; and (9) other Powerus-specific operational uncertainties, including risks related to production scale-up, subsidiary integration, and reliance on third-party suppliers and government customers.

No Offer or Solicitation

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the transaction, AGH has filed a registration statement on Form S-4 with the SEC, which includes an information statement prospectus of AGH. Investors and security holders are urged to read the registration statement (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the registration statement) because such documents contain important information regarding the transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by AGH through the website maintained by the SEC at http://www.sec.gov, at AGH’s website at https://www.aureusgreenway.com/secfilings , or at the Powerus Website at https://www.power.us/.

Contacts

Powerus Investor Relations

Jason Assad

678-570-6791

Powerus Press Contact

Escalate PR

pr@power.us